                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

LEXINGTON PRECISION REPORTS SECOND QUARTER RESULTS

NEW YORK, August 18, 2004 -- Lexington Precision Corporation reported net income of $1,282,000, or 26 cents per diluted common share, for the second quarter ended June 30, 2004, compared to a net loss of $674,000, or 14 cents per diluted common share, for the second quarter of 2003.

Net income for the three-month and six-month periods ended June 30, 2004, included a pre-tax gain of $3,252,000 on the repurchase, in December 2003, of the company's $7,500,000 senior, unsecured note. The gain had previously been deferred and recorded in current liabilities as "deferred gain on repurchase of debt" because the agreement governing the repurchase of the note provided that the claim could be reinstated if certain events occurred prior to April 20, 2004. Because none of these events have occurred, the company realized the gain during the second quarter of 2004. Excluding the gain on repurchase, the company would have reported a net loss of $1,970,000, or 40 cents per diluted common share for the quarter ended June 30, 2004.

Net sales for the second quarter of 2004 were $31,410,000, compared to $30,873,000 for the second quarter of 2003, an increase of 2%. Net sales of the company's Rubber Group increased by 1% to $27,044,000, while net sales of the Metals Group increased by 3% to $4,366,000.

During the second quarter of 2004, income from operations totaled $268,000, compared to $1,113,000 for the second quarter of 2003. Income from operations at the Rubber Group decreased to $2,607,000 from $3,020,000. The Metals Group reported a loss from operations of $1,589,000 for the second quarter of 2004, compared to a loss of $1,259,000 for the second quarter of 2003. Corporate Office expenses increased to $750,000 for the second quarter of 2004, from $648,000 for the second quarter of 2003.

Earnings before interest, taxes, depreciation, amortization, and other non-operating items of income and expense (EBITDA) for the second quarter of 2004, totaled $2,482,000, compared to EBITDA of $3,744,000 for the second quarter of 2003, a decrease of 34%. EBITDA for the Rubber Group decreased 11% to $4,291,000, while EBITDA for the Metals Group, decreased to negative $1,069,000 from negative $443,000. EBITDA for the Corporate Office decreased to negative $740,000 from negative $638,000.

The company reported net income of $1,126,000, or 23 cents per diluted common share, for the first six months of 2004, compared to a net loss of $843,000, or 17 cents per diluted common share, for the first six months of 2003.

Lexington Precision Corporation
August 18, 2004

Excluding the gain on repurchase of the senior, unsecured note discussed above, the company would have reported a net loss of $2,126,000, or 43 cents per diluted common share for the first six months of 2004.

Net sales for the first six months of 2004 were $64,416,000, compared to $63,256,000 for the first six months of 2003. Net sales of the Rubber Group increased by 3% to $54,847,000, while net sales of the Metals Group decreased by 3% to $9,569,000.

During the first six months of 2004, income from operations totaled $2,274,000, compared to $2,751,000 for the first six months of 2003. Income from operations at the Rubber Group increased to $6,149,000 from $5,839,000. The Metals Group reported a loss from operations of $2,549,000 for the first six months of 2004, compared to a loss of $1,842,000 for the first six months of 2003. Corporate Office expenses increased to $1,326,000 for the first six months of 2004, from $1,246,000 for the first six months of 2003.

EBITDA for the first six months of 2004, totaled $6,789,000, compared to EBITDA of $8,153,000 for the first six months of 2003, a decrease of 17%. EBITDA for the Rubber Group increased 1% to $9,573,000, while EBITDA for the Metals Group decreased to negative $1,478,000 from negative $139,000. EBITDA for the Corporate Office decreased to negative $1,306,000 from negative $1,227,000.

Net cash provided by operating activities for the first six months of 2004 totaled $1,732,000, compared to $4,857,000 for the first six months of 2003, a decrease of 64%.

NOTICE RELATING TO USE OF NON-GAAP MEASURES:

Attached to this press release are tables setting forth our unaudited condensed consolidated statements of operations and segment financial data, including information concerning our net cash provided by operating activities and reconciliations of consolidated net income or loss from operations to consolidated EBITDA. EBITDA is not a measure of performance under accounting principles generally accepted in the United States and should not be considered in isolation or used as a substitute for income from operations, net income, net cash provided by operating activities, or other operating or cash flow statement data prepared in accordance with generally accepted accounting principles. We have presented EBITDA because this measure is used by investors, as well as our own management, to evaluate the operating performance of our business, including its ability to incur and service debt. Nevertheless, EBITDA has distinct limitations as compared to a GAAP number such as net income. By excluding interest and tax payments, for example, an investor may not see that both represent a reduction in cash available to the company. Likewise, depreciation and amortization, while non-cash items, represent generally the devaluation of assets that produce revenue for the company. Our definition of EBITDA may not be the same as the definition of EBITDA used by other companies.

Lexington Precision Corporation manufactures rubber and metal components that are used primarily by manufacturers of automobiles, automotive replacement parts, and medical devices.

Contact: Warren Delano, President (212) 319-4657

                         LEXINGTON PRECISION CORPORATION

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)



                                                            QUARTER ENDED                 SIX MONTHS ENDED
                                                               JUNE 30                        JUNE 30
                                                     --------------------------      --------------------------
                                                       2004             2003            2004            2003
                                                     ----------      ----------      ----------      ----------
Net sales                                            $   31,410      $   30,873      $   64,416      $   63,256

Cost of sales                                            28,939          27,587          57,870          56,240
                                                     ----------      ----------      ----------      ----------
     Gross profit                                         2,471           3,286           6,546           7,016

Selling and administrative expenses                       2,203           2,173           4,272           4,265
                                                     ----------      ----------      ----------      ----------
     Income from operations                                 268           1,113           2,274           2,751

Gain on repurchase of debt                                3,252              --           3,252              --

Interest expense                                          2,182           1,760           4,329           3,540
                                                     ----------      ----------      ----------      ----------

     Income (loss) before income taxes                    1,338            (647)          1,197            (789)

Income tax provision                                         56              27              71              54
                                                     ----------      ----------      ----------      ----------
     Net income (loss)                               $    1,282      $     (674)     $    1,126      $     (843)
                                                     ==========      ==========      ==========      ==========

Basic and diluted net income (loss) available to
 common stockholders                                 $     0.26      $    (0.14)     $     0.23      $    (0.17)
                                                     ==========      ==========      ==========      ==========

Weighted average number of common shares
  Outstanding                                             4,932           4,828           4,932           4,828
                                                     ==========      ==========      ==========      ==========


Reconciliation of net income (loss) to EBITDA:
     Net income (loss)                               $    1,282      $     (674)     $    1,126      $     (843)
     Adjustments to net income (loss):
         Depreciation and amortization                    2,214           2,631           4,515           5,402
         Gain on repurchase of debt                      (3,252)             --          (3,252)             --
         Interest expense                                 2,182           1,760           4,329           3,540
         Income tax provision                                56              27              71              54
                                                     ----------      ----------      ----------      ----------
     EBITDA                                          $    2,482      $    3,744      $    6,789      $    8,153
                                                     ==========      ==========      ==========      ==========

Net cash provided by operating activities            $    1,657      $    4,467      $    1,732      $    4,857
                                                     ==========      ==========      ==========      ==========

                         LEXINGTON PRECISION CORPORATION
                             SEGMENT FINANCIAL DATA
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                                  QUARTER ENDED               SIX MONTHS ENDED
                                                                     JUNE 30                       JUNE 30
                                                            --------------------------      --------------------------
                                                                2004           2003           2004           2003
                                                            ----------      ----------      ----------      ----------
Net sales:
     Rubber Group                                           $   27,044      $   26,645      $   54,847      $   53,367
     Metals Group                                                4,366           4,228           9,569           9,889
                                                            ----------      ----------      ----------      ----------
         Total net sales                                    $   31,410      $   30,873      $   64,416      $   63,256
                                                            ==========      ==========      ==========      ==========

Income (loss) from operations:
     Rubber Group                                           $    2,607      $    3,020      $    6,149      $    5,839
     Metals Group                                               (1,589)         (1,259)         (2,549)         (1,842)
     Corporate Office                                             (750)           (648)         (1,326)         (1,246)
                                                            ----------      ----------      ----------      ----------
          Total income from operations                             268           1,113           2,274           2,751
                                                            ----------      ----------      ----------      ----------

Add back depreciation and amortization included in
  income from operations:
     Rubber Group                                                1,684           1,805           3,424           3,680
     Metals Group                                                  520             816           1,071           1,703

     Corporate Office                                               10              10              20              19
                                                            ----------      ----------      ----------      ----------
         Total depreciation and amortization                     2,214           2,631           4,515           5,402
                                                            ----------      ----------      ----------      ----------

Earnings (loss) before interest, taxes, depreciation,
  amortization, and other non-operating items of income
  and expense (EBITDA):
     Rubber Group                                                4,291           4,825           9,573           9,519
     Metals Group                                               (1,069)           (443)         (1,478)           (139)
     Corporate Office                                             (740)           (638)         (1,306)         (1,227)
                                                            ----------      ----------      ----------      ----------
         Total EBITDA                                       $    2,482      $    3,744      $    6,789      $    8,153
                                                            ==========      ==========      ==========      ==========

Capital expenditures:
     Rubber Group                                           $    1,572      $    1,392      $    2,482      $    2,219
     Metals Group                                                  418             443             901             619
     Corporate Office                                               --              --              --               2
                                                            ----------      ----------      ----------      ----------
          Total capital expenditures                        $    1,990      $    1,835      $    3,383      $    2,840
                                                            ==========      ==========      ==========      ==========




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